EXECUTION COPY


                  GUARANTY

          GUARANTY dated as of April 30,
1997 made by The Aegis Consumer Funding
Group, Inc., a Delaware corporation (the
"Guarantor"), in favor of the Lender (as defined in the Loan Agreement referred to below).


            PRELIMINARY STATEMENT

          III Finance Ltd., a Cayman Islands
company (the "Lender") is party to the Amended and Restated Loan Agreement dated as of April
30, 1997 (said agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Loan Agreement," the terms defined therein and not otherwise defined herein being used herein as therein defined) with Aegis Auto Finance, Inc., a
Delaware corporation and Aegis Consumer
Finance, Inc., (collectively, the "Borrowers").  The
Loan Agreement restates in full the terms and conditions of several Existing Loan Agreements the obligations under which have been guaranteed by the Guarantor, and it is a condition precedent to the effectiveness of the Loan Agreement that the Guarantor shall have executed and delivered this Guaranty in order to re-evidence its Guaranty obligations.

          NOW, THEREFORE, in
consideration of the premises and in order to induce the Lender to enter into the Loan
Agreement, the Guarantor hereby reaffirms all of its obligations under the guarantees previously made by it in respect of the indebtedness under the Existing Loan Agreements and the Loan
Agreement and further agrees as follows:

          Section 1.  Guaranty.  The
Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Borrowers now or hereafter existing under the Loan Agreement, whether for principal, interest, fees, expenses or otherwise (such obligations being the "Guaranteed
Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Lender in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrowers to the Lender or any other
Person under the Loan Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving either Borrower.

          Section 2.  Guaranty Absolute.  The
Guarantor guarantees that the Guaranteed
Obligations will be paid strictly in accordance with the terms of the Loan Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Guaranteed
Obligations or any other obligations of any other party under the Loan Agreement, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against either Borrower or any other party or whether either Borrower or any other party is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

          (a)  any lack of validity or
     enforceability of the Loan Agreement or
     any agreement or instrument relating
     thereto;

          (b)  any change in the time, manner
     or place of payment of, or in any other
     term of, all or any of the Guaranteed
     Obligations, or any other amendment or
     waiver of or any consent to departure from the Loan Agreement, including, without limitation, any increase in the Guaranteed
     Obligations resulting from the extension of additional credit to either Borrower or any of its Affiliates or otherwise;

          (c)  any taking, exchange, release or
     non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed
     Obligations;

          (d)  any manner of application of
     Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed
     Obligations under the Loan Agreement or
     any other assets of either Borrower or any of its Affiliates; or

          (e)  any change, restructuring or
     termination of the corporate structure or existence of either Borrower or any of its Affiliates.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Lender or any other Person upon the insolvency, bankruptcy or reorganization of either Borrower or otherwise, all as though such payment had not been made.

          Section 3.  Waivers and
Acknowledgments. (a) The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Lender protect, secure, perfect or insure any lien or any property subject thereto or exhaust any right or take any action against the Borrowers or any other Person or any Collateral.

          (b)  The Guarantor hereby waives
any right to revoke this Guaranty, and
acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          (c)  The Guarantor acknowledges
that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Agreement and that the waivers set forth in this Section 3 are knowingly made in contemplation of such benefits.

          Section 4.  Subrogation.  The
Guarantor will not exercise any rights that it may now or hereafter acquire against the Borrowers that arise from the existence, payment, performance or enforcement of the Guarantor's
Obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Lender against the Borrowers or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from either Borrower directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in accordance with the terms of the Loan
Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty, such amount shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Agreement, or to be held as Collateral for any Guaranteed
Obligations or other amounts payable under this Guaranty thereafter arising. If (i
) the Guarantor
shall make payment to the Lender of all or any part of the Guaranteed Obligations and (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall be paid in full, the Lender will, at the Guarantor's request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed
Obligations resulting from such payment by the Guarantor.

          Section 5.  Representations and
Warranties. The Guarantor hereby represents and warrants as follows:

          (a)  The Guarantor (i) is a
     corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a material adverse effect on the business or properties, taken as a whole, or the condition, financial or otherwise, of the Guarantor (a "Material
     Adverse Effect"), and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          (b)  The execution, delivery and
     performance by the Guarantor of this
     Guaranty are within the Guarantor's
     corporate powers, have been duly
     authorized by all necessary corporate
     action, and do not (i) contravene the
     Guarantor's charter or bylaws, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934 and the
     Racketeer Influenced and Corrupt
     Organizations Chapter of the Organized
     Crime Control Act of 1970), rule,
     regulation (including, without limitation,
     Regulations G, T, U and X of the Board of
     Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any loan agreement, contract, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Guarantor, any of its subsidiaries or any of its or their properties, the effect of which conflict, breach or default is reasonably likely to have a Material Adverse Effect, or (iv) except for the Liens created under the Loan Agreement, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Guarantor or any of its subsidiaries. The
     Guarantor is not in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would be reasonably likely to have a Material
     Adverse Effect.

          (c)  No authorization or approval or
     other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by the Guarantor of this Guaranty, and (ii) the exercise by the Lender of its rights under this Guaranty.

          (d)  This Guaranty has been duly
     executed and delivered by the Guarantor.
     This Guaranty is the legal, valid and
     binding obligation of the Guarantor,
     enforceable against the Guarantor in
     accordance with its terms except as
     enforceability may be limited by
     bankruptcy, insolvency, reorganization,
     moratorium or other laws relating to or
     limiting creditors' rights or by equitable principles generally.

          (e)  There are no conditions
     precedent to the effectiveness of this
     Guaranty that have not been satisfied or waived.

          (f)  The Guarantor has,
     independently and without reliance upon
     the Lender, and based on such documents
     and information as it has deemed
     appropriate, made its own credit analysis and decision to enter into this Guaranty.

          Section 6.  Amendments, Etc.  No
amendment or waiver of any provision of this Guaranty and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          Section 7.  Notices, Etc.  All notice
and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed,

telecopied
, telexed or delivered by overnight
courier of nationally recognized standing to it, if to the Guarantor, addressed to 525 Washington
Boulevard,
29th
 Floor, Jersey City, New Jersey
07310, Attention: Gary D.
Peiffer
, General
Counsel, if to the Lender, at its address specified in the Loan Agreement, or as to any party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 7.
All such notices and other communications shall, when mailed, telecopied
, telegraphed, telexed or
sent by courier, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier
, confirmed by telex

answerback
 or delivered to the overnight courier,
respectively, addressed as aforesaid.

          Section 8.  No Waiver, Remedies.
No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 9.  Indemnification.
Without limitation on any other Guaranteed
Obligations of the Guarantor or remedies of the Lender under this Guaranty, the Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Lender from and against, and shall pay on demand, any and all losses, liabilities, damages, costs, expenses and charges (including the reasonable fees and disbursement of the Lender's legal counsel) suffered or incurred by the Lender as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of either
Borrower enforceable against such Borrower in accordance with their terms.

          Section 10.  Continuing Guaranty;
Assignments under the Loan Agreement.  This
Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date, (b) be binding upon the Guarantor, its successors and assigns, and (c) inure to the benefit of and be enforceable by the Lender and its successors, transferees and assigns.

          Section 11.  Governing Law;
Jurisdiction. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New
York.

          Section 12.  Reference to and Effect
on Earlier Guaranties.  This Guaranty restates the
terms of various earlier guarantees executed by the
Guarantor in connection with the Existing Loan
Agreements.   The Guarantor hereby
acknowledges and agrees that this Guaranty is intended simply to reevidence its existing guaranty obligations and to restate certain of the terms relating thereto and is not intended to be deemed the incurrence of a new guaranty obligation.

          IN WITNESS WHEREOF, the
Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


THE AEGIS CONSUMER FUNDING GROUP,
INC




By: _____________________________________

Name: _______________________________

Title:  ________________________________